Exhibit 99.1

CONTACT:          William Koziel
(847) 597-8800

Così, Inc. Reports 2010 Third Quarter Results

DEERFIELD, IL – November 11, 2010 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the third quarter ended September 27, 2010 of $(1,096,000), or $(0.02) per basic and diluted common share, compared with a net loss of $(2,362,000), or $(0.06) per basic and diluted common share, for the 2009 third quarter.

Così’s total revenues for the 2010 third quarter decreased 9.7% to $27,123,000 from $30,033,000 in the 2009 third quarter.  Company-owned net restaurant sales declined 10.8% in the quarter to $26,341,000, compared to $29,528,000 in the previous year’s quarter.  Franchise fees and royalty revenues for the quarter contributed $782,000 compared to $505,000 in the 2009 third quarter.

System-wide comparable net restaurant sales for the third quarter as measured for restaurants in operation for more than 15 months recorded an aggregate 5.2% increase as compared to the third quarter of 2009.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants is as follows:

For the 13 weeks ended September 27, 2010
Company-owned	6.6%
Franchise-operated	2.9%
Total System	5.2%

James Hyatt, Così's President and Chief Executive Officer, said, "We are pleased to report our second consecutive quarter of system-wide comparable sales growth.  We are also pleased with the year over year improvement achieved in our restaurant operating margins for the quarter.  We believe the results for the quarter demonstrate that our continued focus on driving traffic and sales while working to improve operating margins and control administrative costs is gaining traction.”

2010 Third Quarter Financial Performance Review

Così’s aforementioned 10.8% or $3,187,000 decrease in third quarter Company-owned net sales as compared to the 2009 third quarter was due to a $4,856,000 decrease in sales related to the thirteen Company-owned restaurants in Washington D.C that were sold to a franchisee during the 2010 second quarter. The decline was partially offset by the 6.6% increase in Company-owned comparable net sales during the quarter which was comprised of a 3.7% increase in traffic and a 2.9% increase in average guest check.

For the third quarter, Così reported a 220 basis point decrease in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the third quarter of 2009. The change resulted from decreases of 100, 60 and 60 basis points, as a percentage of net sales, in cost of food and beverage, labor and related benefits and occupancy and other restaurant operating expenses, respectively. The decrease in the cost of food and beverage as a percentage of net sales was due primarily to the favorable impact on cost of food and beverage of the price increase taken at the end of the 2010 second quarter as well as advantageous pricing obtained on certain commodities. The decrease in labor and related benefits as a percentage of net sales was due primarily to the favorable impact on labor of the price increase taken at the end of the second quarter.  Occupancy and other restaurant operating expenses decreased as a percentage of sales due primarily to the leveraging impact of the increase in comparable restaurant net sales during the quarter.

For the 2010 third quarter, general and administrative expense decreased by $285,000 or 8.3% to $3,156,000 from $3,441,000 in the 2009 third quarter.

Così reported that as of September 27, 2010 it had cash and cash equivalents of $11,500,000 and virtually no debt other than lease obligations.

Development

Così finished the 2010 third quarter with 144 locations consisting of 85 Company-owned locations and 59 franchise locations.  During the 2010 third quarter, one franchise location was opened at Logan Airport in Boston while one Company-owned location was closed in Great Neck, New York.  Subsequent to the end of the 2010 third quarter, one additional Company-owned location was closed in Darien, Connecticut.

Nasdaq Listing Standards Compliance

On November 4, 2010, Così received notice from the Listing Qualifications Department of The Nasdaq Stock Market that the Company had regained compliance with the Nasdaq Listing Standards by curing the minimum bid price deficiency.  As of November 3, 2010, the bid price of the Company’s stock had closed above the $1.00 minimum requirement for a period of 10 consecutive trading days.

About Così, Inc.
Così® (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 84 Company-owned and 59 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design) and related marks are registered trademarks of Così, Inc.
Copyright © 2010 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of Sepember 27, 2010 and December 28, 2009
(dollars in thousands, except share and per share data)

	September 27, 2010	December 28, 2009
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$11,500	$4,079
Accounts receivable, net	1,025	560
Inventories	782	967
Prepaid expenses and other current assets	744	2,136
Total current assets	14,051	7,742

Furniture and fixtures, equipment and leasehold improvements, net	15,976	22,100
Intangibles, security deposits and other assets, net	2,689	1,728
Total assets	$32,716	$31,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,514	$3,079
Accrued expenses	7,755	9,628
Deferred franchise revenue	61	44
Current portion of other long-term liabilities	921	588
Total current liabilities	11,251	13,339

Deferred franchise revenue	2,238	2,563
Other long-term liabilities, net of current portion	4,876	6,343
Total liabilities	18,365	22,245

Commitments and contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
51,682,891 and 40,862,474 shares issued, respectively	517	409
Additional paid-in capital	283,269	277,994
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(268,237)	(267,880)
Total stockholders' equity	14,351	9,325
Total liabilities and stockholders' equity	$32,716	$31,570

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Operations
For the Three and Nine Month Periods Ended September 27, 2010 and September 28, 2009
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Restaurant net sales	$26,341	$29,528	$82,004	$88,667
Franchise fees and royalties	782	505	2,340	1,668
Total revenues	27,123	30,033	84,344	90,335

Costs and expenses:
Cost of food and beverage	5,835	6,858	18,730	20,011
Restaurant labor and related benefits	9,684	11,043	30,979	32,592
Occupancy and other restaurant operating expenses	8,257	9,412	26,005	27,607
	23,776	27,313	75,714	80,210
General and administrative expenses	3,156	3,441	10,108	10,916
Depreciation and amortization	1,096	1,701	3,672	5,444
Provision for losses on asset impairments and disposals	88	-	300	238
Lease termination expense and closed store costs	172	-	184	252
Gain on sale of assets	(59)	-	(5,266)	-
Total costs and expenses	28,229	32,455	84,712	97,060

Operating loss	(1,106)	(2,422)	(368)	(6,725)

Interest income	1	-	1	2
Interest expense	(1)	(1)	(3)	(4)
Other income	10	61	13	70

Net loss	$(1,096)	$(2,362)	$(357)	$(6,657)

Per Share Data:
Loss per share, basic and diluted	$(0.02)	$(0.06)	$(0.01)	$(0.16)

Weighted average shares outstanding:	51,228,298	40,521,231	50,439,627	40,387,960

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percent of Sales

	Three Months Ended				Nine Months Ended
	September 27, 2010		September 28, 2009		September 27, 2010		September 28, 2009

Revenues:
Restaurant net sales	97.1%		98.3%		97.2%		98.2%
Franchise fees and royalties	2.9		1.7		2.8		1.8
Total revenues	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	22.2		23.2		22.8		22.6
Restaurant labor and related benefits (1)	36.8		37.4		37.8		36.8
Occupancy and other restaurant operating expenses (1)	31.3		31.9		31.7		31.1
	90.3		92.5		92.3		90.5
General and administrative expenses	11.6		11.4		12.0		12.1
Depreciation and amortization	4.0		5.7		4.4		6.0
Provision for losses on asset impairments and disposals	0.3		-		0.4		0.3
Lease termination expense and closed store costs	0.6		-		0.2		0.2
Gain on sale of assets	(0.2)		-		(6.2)		-
Total costs and expenses	104.0		108.1		100.4		107.4
Operating loss	(4.0)		(8.1)		(0.4)		(7.4)
Interest income	-		-		-		-
Interest expense	-		-		-		-
Other income	-		0.2		-		0.1
Net loss	(4.0	) %	(7.9	) %	(0.4	) %	(7.3	) %

(1)	These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues

Cosi, Inc.
System-wide Restaurants

	For the Three Months Ended
	September 27, 2010			September 28, 2009
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	86	58	144	98	44	142
New restaurants opened	-	1	1	1	1	2
Restaurants permanently closed	1	-	1	-	-	-
Restaurants at end of period	85	59	144	99	45	144

	For the Nine Months Ended
	September 27, 2010			September 28, 2009
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	99	46	145	101	50	151
Company-owned sold to franchisee	13	13	-	-	-	-
New restaurants opened	-	2	2	2	4	6
Restaurants permanently closed	1	2	3	4	9	13
Restaurants at end of period	85	59	144	99	45	144